As filed with the Securities and Exchange Commission on August 5, 2024

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

AXSOME THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-4241907
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

One World Trade Center

22nd Floor

New York, New York 10007

(Address of principal executive offices) (Zip Code)

Axsome Therapeutics, Inc. Amended and Restated 2015 Omnibus Incentive Compensation Plan

(Full title of the Plans)

Herriot Tabuteau, M.D.
President and Chief Executive Officer
Axsome Therapeutics, Inc.
One World Trade Center
22nd Floor

New York, New York 10007

(Name and address of agent for service)

(212) 332-3241

(Telephone number, including area code, of agent for service)

Copies to:

Emilio Ragosa DLA Piper LLP (US) 51 John F. Kennedy Parkway, Suite 120 Short Hills, New Jersey 07078 Telephone: (973) 520-2550	Hunter Murdock General Counsel Axsome Therapeutics, Inc. One World Trade Center 22nd Floor New York, NY 10007 Telephone: (212) 332-3241

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART II

Information Required in the Registration Statement

This Registration Statement relates to the registration of an additional 1,894,054 shares (the “Shares”) of the common stock, par value $0.0001 per share, of Axsome Therapeutics, Inc. (the “Registrant”). The Shares are securities of the same class and relate to the same employee benefit plan, the 2015 Omnibus Incentive Compensation Plan, as those registered pursuant to the Registrant’s registration statements on Form S-8, previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 16, 2015, March 29, 2017, August 13, 2018, March 15, 2019, May 11, 2020, May 11, 2021, May 2, 2022, and May 9, 2023. In accordance with General Instruction E of Form S-8, the contents of the Registrant’s registration statements on Form S-8 (File Nos. 333-208579, 333-217002, 333-226824, 333-230296, 333-238174, 333-256019, 333-264621, and 333-271741) filed with the SEC on December 16, 2015, March 29, 2017, August 13, 2018, March 15, 2019, May 11, 2020, May 11, 2021, May 2, 2022, and May 9, 2023 are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

Item 8. Exhibits

Exhibit Number	Exhibit

5.1*	Opinion and Consent of DLA Piper LLP (US).

23.1*	Consent of DLA Piper LLP (US) is contained in Exhibit 5.1.

23.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney. Reference is made to page 3 of this Registration Statement.

99.1

Axsome Therapeutics, Inc. Amended and Restated 2015 Omnibus Incentive Compensation Plan (Incorporated by reference, Exhibit 10.2 to Registrant’s Annual Report on Form 10-K, filed on February 23, 2024).

99.2

Axsome Therapeutics, Inc. Form of Stock Option Agreement pursuant to the Amended and Restated 2015 Omnibus Incentive Compensation Plan (Incorporated by reference, Exhibit 99.2 to Registrant’s Registration Statement on Form S-8, File No. 333-208579, filed December 16, 2015).

99.3

Axsome Therapeutics, Inc. Form of Restricted Stock Unit Agreement (Non-Executives) pursuant to the Amended and Restated 2015 Omnibus Incentive Compensation Plan (Incorporated by reference, Exhibit 99.3 to the Company’s Registration Statement on Form S-8 (File No. 333-238174), filed May 11, 2020).

99.4

Axsome Therapeutics, Inc. Form of Restricted Stock Unit Agreement (Executives and Non-Employee Directors) pursuant to the Amended and Restated 2015 Omnibus Incentive Compensation Plan (Incorporated by reference, Exhibit 99.4 to the Company’s Registration Statement on Form S-8 (File No. 333-238174), filed May 11, 2020).

107*	Filing Fee Table.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 5th day of August, 2024.

AXSOME THERAPEUTICS, INC.

By	/s/ Herriot Tabuteau, M.D.
Herriot Tabuteau, M.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That each person whose signature appears below constitutes and appoints Herriot Tabuteau, M.D., Chief Executive Officer, and Nick Pizzie, Chief Financial Officer, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Herriot Tabuteau, M.D.	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	August 5, 2024
Herriot Tabuteau, M.D.

/s/ Nick Pizzie, CPA, M.B.A.	Chief Financial Officer (Principal Financial and Accounting Officer)	August 5, 2024
Nick Pizzie, CPA, M.B.A.

/s/ Mark Coleman, M.D.	Director	August 5, 2024
Mark Coleman, M.D.

/s/ Roger Jeffs, Ph.D.	Director	August 5, 2024
Roger Jeffs, Ph.D.

/s/ Susan Mahony, Ph.D., M.B.A.	Director	August 5, 2024
Susan Mahony, Ph.D., M.B.A.

/s/ Mark Saad	Director	August 5, 2024
Mark Saad